FOR RELEASE, Friday, October 20, 2006	For Further Information Contact:

2:00 p.m. Pacific Daylight Time	Kelly Masuda, Investor Contact

(310) 893-7434 or kmasuda@kbhome.com

Caroline Shaw, Media Contact

(310) 231-4165 or cshaw@kbhome.com

KB HOME DISPUTES PURPORTED NOTICE OF DEFAULT RELATED
TO ITS 6-1/4% SENIOR NOTES DUE 2015

     Los Angeles, CA, October 20, 2006 – KB Home (NYSE: KBH), announced today that on October 18, 2006, it received a letter purporting to be a notice of default under the indenture related to its 6-1/4% Senior Notes due 2015. The letter asserts that KB Home is in default under the indenture because of the delay in filing its Quarterly Report on Form 10-Q for the quarter ended August 31, 2006 with the Securities and Exchange Commission.

KB Home has notified the senders of this letter, and the trustee under the Indenture, that the letter does not satisfy the indenture requirements for a notice of default, in part because the letter fails to take into account the 15 day period following the Securities and Exchange Commission filing date as specified in the reporting covenant at issue.

In the event the above-mentioned letter is not invalid, or if a subsequent valid notice of default for the delayed 10-Q filing is delivered to KB Home under the indenture for any series of its senior notes, and KB Home fails to cure the default within the 60 days after notice is given, the default could become an “event of default” under the indenture, allowing the Trustee or the holders of at least 25% in aggregate outstanding principal amount of such senior notes to accelerate the maturity of the such series of senior notes.

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Building homes for nearly half a century, KB Home is one of America’s premier homebuilders with domestic operating divisions in the following regions and states: West Coast—California; Southwest—Arizona, Nevada and New Mexico; Central—Colorado, Illinois, Indiana, Louisiana and Texas; and Southeast—Florida, Georgia, Maryland, North Carolina, South Carolina and Virginia. Kaufman & Broad S.A., the Company’s publicly-traded French subsidiary, is one of the leading homebuilders in France. In fiscal 2005, the Company delivered homes to 37,140 families in the United States and France. KB Home also offers complete mortgage services through Countrywide KB Home Loans, a joint venture with Countrywide Financial Corporation. Founded in 1957, and ranked the #1 homebuilder in Fortune Magazine’s 2006 list of America’s Most Admired Companies, KB Home is a Fortune 500 company listed on the New York Stock Exchange under the ticker symbol “KBH.” For more information about any of KB Home’s new home communities, call 888-KB-HOMES (888-KB-CASAS) or visit http://www.kbhome.com (http://www.kbcasa.com).

Certain matters discussed in this press release, including any statements concerning our future financial performance, business and prospects, and our future actions and their expected results, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors that could cause actual results to be materially different. Potential risks include changes in: general economic conditions, material prices and availability, labor costs and availability, interest rates and our debt levels, the secondary market for loans, consumer confidence, competition, and currency exchange rates (insofar as they affect our operations in France). Our actual results may also be materially different than those expressed in our forward looking statements due to environmental factors (including weather) and significant natural disasters; government regulations affecting our operations; the availability and cost of land in desirable areas; violations of our policies; the results of an ongoing internal review into stock option matters being conducted by members of the Audit and Compliance Committee of our Board of Directors, as well as an informal inquiry by the Securities and Exchange Commission and pending shareholder derivative suits regarding stock option matters; other legal or regulatory proceedings or claims; conditions in the capital, credit and homebuilding markets; and other events outside of our control. See our Quarterly Reports on Form 10-Q for the quarters ended February 28, 2006 and May 31, 2006, Annual Report on Form 10-K and Annual Report to Shareholders for the year ended November 30, 2005 and our other public filings with the Securities and Exchange Commission for a further discussion of these and other risks and uncertainties applicable to our business. We do not have a specific policy or intent of updating or revising forward-looking statements.